UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2007
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	0-21923 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

727 North Bank Lane Lake Forest, Illinois (Address of principal executive offices)	60045 (Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 9, 2007, the stockholders of Wintrust Financial Corporation (the “Company”) approved the 2007 Stock Incentive Plan (the “Plan”) at a Special Meeting of Stockholders. The Board of Directors of the Company (the “Board”) had adopted the Plan on November 9, 2006, subject to stockholder approval. The Plan replaces the Wintrust Financial Corporation 1997 Stock Incentive Plan, and no further awards will be granted under that plan.
     The Plan provides for awards of stock options, incentive stock options, stock appreciation rights, restricted and performance shares, restricted and performance share units, stock awards and other incentive awards. No more than 500,000 shares of common stock may be issued under or made subject to awards under the Plan. No more than 200,000 of such shares may be subject to awards other than stock options or stock appreciation rights. No more than 100,000 shares of common stock may be made subject to awards granted under the Plan in any year to any single participant. Each of these limits is subject to adjustment in the case of stock splits or other changes to the Company’s corporate or capital structure.
     The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which is included as Exhibit 10.1 to this Form 8-K, and is hereby incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Wintrust Financial Corporation 2007 Stock Incentive Plan.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: January 16, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Wintrust Financial Corporation 2007 Stock Incentive Plan.